UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 24, 2013

ONE WORLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

File No. 0001017616

Nevada	87-0429198
(State of jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

418 Bridge Crest Boulevard, Houston TX	77082
(Address of principal executive offices)	(Zip Code)

 (866) 440-1470
(Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation.

Effective September 24, 2013, One World Holdings, Inc., a Nevada corporation (the “Company”, “us”, “we”), amended Article IV of our Articles of Incorporation to increase our authorized common stock from seven hundred ten million (710,000,000) shares to one billion five hundred ten (1,510,000,000) shares, while retaining the current par value of our authorized shares at one mill ($0.001) per share.

The amendment to our Articles of Incorporation was unanimously adopted by written consent of our Board of Directors, and by Corinda Joanne Melton holder of 110,707,965 and by Stacey McBride-Irby voting 100,881,738 shares, Trent T. Daniel voting 101,000,000 shares, Wilma Delaney voting 38,187,852 shares and Robert Hines voting 31,452,132 shares for a total of 382,229,687 shares of our common stock or 125%.

The following constitutes the full text of the amendment to our Articles of Incorporation:

ARTICLE IV
CAPITAL STOCK

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,510,000,000 shares, consisting of 10,000,000 shares of preferred stock, par value $0.001 per share (hereinafter the "Preferred Stock"), and 1,500,000,000 shares of common stock, par value $0.0025 per share (hereinafter "Common Stock"). The Common Stock shall be non-assessable and shall not have cumulative voting rights.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 24, 2013

ONE WORLD HOLDINGS, INC.

By: /s/ Corinda Joanne Melton
Corinda Joanne Melton
Chief Executive Officer and Director